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Exhibit 10.1

        AMENDMENT NUMBER EIGHT, dated as of July 29, 2002 (this "Amendment"), to the Amended and Restated Credit Agreement dated as of November 27, 1998, as previously amended, modified and supplemented and as last amended by Amendment Number Seven, dated as of March 28, 2002 (the "Credit Agreement"), among SUPERIOR TELECOMMUNICATIONS INC. (formerly known as Superior/Essex Corp.), a Delaware corporation (the "Company"), ESSEX GROUP INC., a Michigan corporation ("Essex" and, together with the Company, the "Borrowers"), each of the Guarantors party thereto (the "Guarantors") (which Guarantors include Superior TeleCom Inc., a Delaware corporation (the "Parent")), the lending institutions from time to time party thereto (each a "Lender" and, collectively, the "Lenders"), BANKERS TRUST COMPANY, as Administrative Agent, MERRILL LYNCH & CO., as Documentation Agent, and FLEET NATIONAL BANK, as Syndication Agent (the "Agents"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

        WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers;

        WHEREAS, the Borrowers have requested that the Agents and the Lenders amend certain sections of the Credit Agreement relating, among other things, to (i) the timing of certain scheduled term loan repayments and (ii) the timing for testing compliance by the Borrowers with certain financial covenants; and

        WHEREAS, the Agents and the Lenders have considered and agreed to the Borrowers' requests, upon the terms and conditions set forth in this Amendment; and

        WHEREAS, the consent of the Required Lenders and the Required Lenders of each Tranche of Term Loans is necessary to effect this Amendment;

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE—AMENDMENTS

        1.1.    Amendments to Section 4 (Payments) of the Credit Agreement.

        (a)  Section 4.02(b) shall be amended by deleting the text thereof in its entirety and replacing it with the following:

          "(b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrowers shall be required to repay that principal amount of Tranche A Term Loans, to the extent then outstanding, set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(i), a

  "Tranche A Term Loan Scheduled Repayment," and each such date, a "Tranche A Term Loan Scheduled Repayment Date"):

Tranche A Term Loan Scheduled Repayment Date	Amount
September 16, 2002	4,088,424.28
September 30, 2002	7,672,566.98
October 31, 2002	1,069,341.18
November 29, 2002	4,508,145.09
December 31, 2002	8,167,599.72
January 31, 2003	8,553,394.43
Quarterly Payment Date in March 2003	11,250,571.24
Quarterly Payment Date in June 2003	11,250,571.24
Quarterly Payment Date in September 2003	11,250,571.24
Quarterly Payment Date in December 2003	48,384,770.40
May 27, 2004	190,622,685.16

  All Tranche A Term Loans will be repaid on the Tranche A Term Loan Maturity Date."

        (b)  Section 4.02(c) shall be amended by deleting the text thereof in its entirety and replacing it with the following:

          "(c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrowers shall be required to repay that principal amount of Tranche B Term Loans, to the extent then outstanding, set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(i), a "Tranche B Term Loan Scheduled Repayment," and each such date, a "Tranche B Term Loan Scheduled Repayment Date"):

Tranche B Term Loan Scheduled Repayment Date	Amount
September 16, 2002	5,194,540.72
September 30, 2002	9,748,367.33
October 31, 2002	1,358,649.67
November 29, 2002	5,727,816.31
December 31, 2002	10,377,330.35
January 31, 2003	10,867,501.19
Quarterly Payment Date in March 2003	14,294,394.73
Quarterly Payment Date in June 2003	14,294,394.73
Quarterly Payment Date in September 2003	14,294,394.73
Quarterly Payment Date in December 2003	61,475,190.25
Quarterly Payment Date in March 2004	36,502,264.99
Quarterly Payment Date in June 2004	34,282,178.89
Quarterly Payment Date in September 2004	34,282,178.89
Quarterly Payment Date in December 2004	34,282,178.89
Quarterly Payment Date in March 2005	34,282,178.89
Quarterly Payment Date in June 2005	34,282,178.89
November 27, 2005	34,241,912.87

All Tranche B Term Loans will be repaid on the Tranche B Term Loan Maturity Date."

        1.2    Amendment to Section 7.19 (Receivables Financing Agreement) of the Credit Agreement.

        Section 7.19 of the Credit Agreement is hereby amended by deleting the phrase "four weeks" contained therein and inserting in lieu thereof the phrase "two weeks".

        1.3    Amendment to Section 8.11A (Monthly Covenants) of the Credit Agreement.

        Section 8.11A of the Credit Agreement is hereby amended by adding the following new paragraph immediately following the last paragraph thereof:

          "Notwithstanding anything to the contrary contained in this Section 8.11A, (i) the Company will not be required to comply with Section 8.11A(c) with respect to the month ended June 30, 2002, and (ii) the Company will not be required to comply with Section 8.11A(a) with respect to the month ended July 31, 2002. Notwithstanding anything to the contrary contained in this Section 8.11A or in Section 7.01(a), compliance by the Company with Section 8.11A(b) with respect to the month ended August 31, 2002 shall be tested on September 16, 2002."

        1.4    Amendment to Section 8 (Negative Covenants) of the Credit Agreement

        Section 8 of the Credit Agreement is hereby amended by adding the following new Section 8.18 immediately following Section 8.17 at the end thereof:

          "Section 8.18.    New Receivables Financing Agreements.    The Company will not, and will not permit any of its Subsidiaries to, enter into any new accounts receivable facility which replaces the Essex Funding Agreement without the consent of the majority (in number) of the Lenders on the Steering Committee of the Lenders."

SECTION TWO—CONDITIONS TO EFFECTIVENESS

        (a)  This Amendment shall become effective on the date (the "Amendment No. 8 Effective Date") on which the Administrative Agent shall have received:

          (i)    counterparts of this Amendment executed by each Borrower, the Required Lenders and the Required Lenders of each Tranche of Term Loans;

          (ii)    payment in full of all out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of Simpson Thacher & Bartlett and Policano & Manzo) pursuant to the Credit Agreement (which costs and expenses shall be paid by wire transfer of immediately available funds and distributed by the Administrative Agent to the parties entitled thereto); and

          (iii) an Officer's Certificate from the Borrowers certifying that no Default or Event of Default has occurred or is continuing (after giving effect to this Amendment) and, in the view of the Steering Committee of the Lenders, no material adverse fact or circumstance or development has become known or been disclosed.

        (b)  The effectiveness of this Amendment (other than Section Three) is further conditioned upon the accuracy of the representations and warranties set forth in Section Three hereof.

SECTION THREE—REPRESENTATIONS AND WARRANTIES

        Each of the Parent and the Company hereby confirms, reaffirms and restates the representations and warranties made by it in Section 6 of the Credit Agreement and all such representations and warranties are true and correct in all material respects as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), except such representations and warranties need not be true and correct to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under the Credit Agreement or such changes arise out of events not prohibited by the covenants set forth in Sections 7 and 8 of the Credit Agreement or otherwise permitted by consents or waivers. The Company hereby further represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agents and each Lender that:

          (a)  Each Credit Party has the corporate power and authority to execute, deliver and perform this Amendment and has taken all corporate actions necessary to authorize the execution, delivery and performance of this Amendment;

          (b)  No Default or Event of Default has occurred and is continuing;

          (c)  No consent of any person other than all of the Lenders and the Agents parties hereto, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability against any Credit Party of this Amendment;

          (d)  This Amendment has been duly executed and delivered on behalf of each Credit Party by a duly authorized officer or attorney-in-fact of such Credit Party, and constitutes a legal, valid and binding obligation of each Credit Party enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, preferential transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally, (b) general principles of equity (whether such enforceability is considered in a proceeding in equity or at law), and by the discretion of the court before which any proceeding therefor may be brought, or (c) public policy considerations or court administrative, regulatory or other governmental decisions that may limit rights to indemnification or contribution or limit or affect any covenants or agreements relating to competition or future employment; and

          (e)  The execution, delivery and performance of this Amendment will not violate (i) any provision of law applicable to any Credit Party or (ii) any contractual obligation of any Credit Party, other than such violations that would not reasonably be expected to result in, singly or in the aggregate, a Material Adverse Effect.

SECTION FOUR—MISCELLANEOUS

        (a)  Except as herein expressly amended, the Credit Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, except as otherwise provided herein, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

        (b)  This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

        (c)  THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        (d)  This Amendment shall not constitute a consent or waiver to or modification of any provision, term or condition of the Credit Agreement, other than such terms, provisions, or conditions that are required to consummate the transactions contemplated by this Amendment. All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Credit Agreement, as amended hereby, shall remain in full force and effect.

        (e)  Each of the Borrowers, the Parent and their respective Subsidiaries acknowledges and consents to all of the terms and conditions of this Amendment and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such obligations of the Borrowers, the Parent and their respective Subsidiaries under the Credit Agreement or the other Credit Documents. Each of the Borrowers, the Parent and their respective Subsidiaries further acknowledges and agrees that such Borrowers, the Parent and their respective Subsidiaries each has no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of such obligations of the Borrowers, the Parent and their respective Subsidiaries thereunder or if such Borrowers, the Parent and their respective Subsidiaries did have any such claims, counterclaims, offsets or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this Amendment. Each of the Borrowers, the Parent and their respective Subsidiaries listed as a Guarantor on the signature pages hereof acknowledges that it is a Guarantor under the Credit Agreement.

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  Exhibit 10.1